SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 19, 2008

UNITED-GUARDIAN, INC. (Exact name of Registrant as Specified in Charter)

DELAWARE	1-10526		11-1719724
(State or Other Jurisdiction	(Commission File Number)		(IRS Employer
of Incorporation)			Identification No.)
230 Marcus Boulevard, Hauppauge, New York			11788
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code:		(631)	273-0900

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02. Termination of a Material Definitive Agreement

United-Guardian, Inc. (“Company”) currently has in place a noncontributory defined benefit pension plan (“DBPP”) which covers substantially all of its employees. Benefits are based on years of service and employees' compensation prior to retirement. Amounts are funded in accordance with the requirements of ERISA (Employee Retirement Income Security Act of 1974) and the plan is administered by a trustee who is responsible for payments to retirees. The plan assets primarily consist of cash equivalents, bonds, commercial paper, equity funds, and mortgage-backed securities, and are recorded at fair value within the plan.

At its meeting on December 6, 2007, the Board of Directors of the Company authorized the management of the Company to freeze the current DBPP pending an investigation into the advisability and timing of a termination of the DBPP and replacement with a modified defined contribution pension plan (“DCPP”). The freeze went into on December 31, 2007. From that date on there will be no additional accrual of benefits to any employee. Management was directed to continue to investigate the advisability of terminating the plan and, if termination was to proceed, when the best time would be for that to take place. Management was given the authority to begin the termination process at such time as management deemed it appropriate to do so.

On February 19, 2008, as a result of discussions with the Company’s auditors regarding the tax and accounting implications of the termination, it was determined that it would be in the Company’s best interest to immediately start termination proceedings, with a goal of having the DBPP terminated within 12-18 months. The administrator of the plan was given notice by management of the Company’s intent to terminate the DBPP, and was directed by management to initiate the documentation that would be needed to start the termination process.

In connection with the discontinuation of the DBPP the Company chose to expand contributions to employees’ accounts in the DCPP.

The modifications to the DCPP consist of the following:

(a)	an increased employer’s matching contribution to the Company’s existing 401(k) plan;

(b)	the adoption of a profit sharing component utilizing a “Pay-to-Pay” safe harbor allocation formula, which will allocate contributions based on the ratio of the individual pay of each employee to the total payroll of all plan participants. There will be no obligation on the part of the Company to make contributions to this plan, but if it does it will allocate those contributions according to this “Pay-toPay” formula.

The Company estimates that the overall cost of the expanded contributions to the Company’s existing 401(k) plan and the addition of a profit sharing component to the DCPP will be approximately the same as the expected annual cost of the DBPP had that continued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                                           United-Guardian, Inc.

                                                                                                                           By:        /s/ Ken Globus
                                                                                                                           Name: Ken Globus
                                                                                                                           Title:    President

February 21, 2008